Exhibit 5.1

March 13, 2013

PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413

Re:	Registration Statement on Form S-8 Relating to the 2005 Equity Incentive Plan (the "Plan") of PAR Technology Corporation (the "Company")

Ladies and Gentlemen:

Reference is made to the above-captioned Registration Statement on Form S-8 filed by the Company on March 13, 2013 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), such Registration Statement incorporates by reference the Registration Statement on Form S-8, originally filed with the SEC on September 28, 2004 (File No. 333-137647), and relates to the registration of an additional 1,250,000 shares of common stock, $.02 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

We have examined, are familiar with, and have relied as to factual matters solely upon copies of the Plan, the Certificate of Incorporation, as amended, the By-Laws of the Company, as amended, the minute books and stock records of the Company and certain resolutions of the Board of Directors of the Company (collectively, the "Documents").

Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

Our opinions hereafter expressed are based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendments. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion speaks only as of the date hereof and we assume no obligation to update this opinion at any date subsequent to the date hereof.

Very truly yours,
/s/
Pierce Atwood LLP